Exhibit 5.1

Robert J. Olivieri
Partner
Direct Dial: 716.848.1244
Direct Facsimile: 716.819.4655
rolivier@hodgsonruss.com

April 4, 2011

Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, New York 14228-1197

Ladies and Gentlemen:

Re:  Registration Statement on Form S-4; (File No. 333-       )

We have acted as counsel to Columbus McKinnon Corporation, a New York corporation (the “Company”) in connection with the preparation and filing with the Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a Registration Statement on Form S-4 (the “Registration Statement”) relating to the offer (the “Exchange Offer”) by the Company to exchange its 7.875% Senior Subordinated Notes due 2019 (the “New Notes”) in the aggregate principal amount of $150,000,000 for its outstanding 7.875% Senior Subordinated Notes due 2019 (the “Old Notes”) of which $150,000,000 aggregate principal amount was issued and sold on January 25, 2011 in a transaction exempt from registration under the Act and is outstanding on the date hereof.  The Old Notes were issued under, and the New Notes are to be issued under, the Indenture, dated as of January 25, 2011 between the Company and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Indenture”).

This opinion is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

The opinions set forth in this letter are subject to the following qualifications:

1.           In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement and its exhibits, (b) the Indenture, (c) the Registration Rights Agreement filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 28, 2011, (d) the Form T-1 of the Trustee filed as Exhibit 25.1 to the Registration Statement, (e) the form of the New Notes, included as an exhibit to the Indenture, (f) the Certificate or Articles of Incorporation and the By-laws of the Company, (g) such evidence of incumbency of officers of the Company as we have deemed appropriate, (h) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (i) such certificates of officers of the Company as we have deemed appropriate, and (j) such certificates of public officials as we have deemed appropriate.

Columbus McKinnon Corporation
April 4, 2011

2.           We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, (c) the authenticity of any document submitted to us as an original, (d) the conformity to the original of any document submitted to us as a copy, (e) that the New Notes will be issued as described in the Registration Statement and the exhibits attached thereto and (f) that when issued, the New Notes will be in substantially the form as attached to the Indenture.

3.           We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware and the law of the state of New York.

4.           We undertake no obligation to notify you or any other person concerning any change after the date of this letter with respect to any factual or legal matter.

Subject to the qualifications set forth in this letter, it is our opinion that when the New Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and the Exchange Offer, the New Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We consent to the use of our name in the Registration Statements and in the prospectus to the Registration Statement as it appears under the caption “Legal Matters” and to the use of this opinion as an exhibit in the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Robert J. Olivieri
Robert J. Olivieri